                   EXHIBIT 23.4 - CONSENT OF ANGERER & ANGERER

                                ANGERER & ANGERER
                                ATTORNEYS AT LAW
                            7268 Blountstown Highway
                           Tallahassee, Florida 32310

                                MAILING ADDRESS:
                              POST OFFICE BOX 10468
                         TALLAHASSEE, FLORIDA 32302-2468

ROBERT J. ANGERER                                    TELEPHONE: (850) 576-5982
ROBERT J. ANGERER, JR.                               FACSIMILE:   (850) 576-1342

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

         Re:  COASTAL CARIBBEAN OILS & MINERALS, LTD.

Ladies and Gentlemen:

         I hereby consent to the reference to me under the caption "Legal Proceedings" and under the caption "Legal Matters" in the prospectus constituting a part of the registration statement on Form S-1 relating to 10,867,082 shares of common stock of Coastal Caribbean Oils & Minerals, Ltd., a Bermuda corporation.



                                                     Very truly yours,

                                                     By: /s/ Robert J. Angerer
                                                         ---------------------
                                                             Robert J. Angerer


Tallahassee, Florida
May 24, 2002